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                                                                    EXHIBIT 24.2

                            SECRETARY'S CERTIFICATE


     I, Patricia A. Coburn, certify that I am the duly elected, qualified and acting Assisting Secretary of Neoprobe Corporation, a Delaware corporation (the "Corporation"), that I am authorized and empowered to execute this Certificate on behalf of the Corporation with respect to its Registration Statement on Form S-3 to register shares of the Corporation's common stock, par value $.001 per share, issuable in connection with securities issued under the Preferred Stock and Warrant Purchase Agreement dated February 16, 1999 between the Corporation and the purchasers identified therein, and further certify that the following is a true, complete and correct copy of a resolution adopted by the Board of Directors of the Corporation on February 11, 1999, which resolution remains in full force and effect as of the date of this certificate:

          RESOLVED, that each representative, officer or director who may be required to execute the Corporation's Registration Statement on Form S-3 ("Form S-3") to register shares of the Corporation's common stock, par value $.001 per share, issuable in connection with securities issued under the Preferred Stock and Warrant Purchase Agreement dated February 16, 1999 between the Corporation and the purchasers identified therein, and any amendment thereof be, and each of them hereby is, authorized to execute a Power of Attorney appointing David
          C. Bupp, Brent L. Larson and Patricia A. Coburn as his true and lawful attorney and agent to execute in his name, place and stead (in any capacity) the Form S-3 and any amendments thereto, and all instruments necessary or in connection therewith, and to file the same with the Commission, each of which attorney and agent shall have the power to do and perform in the name of and on behalf of each said representative, officer and director, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as such representative, officer or director might or could do in person.

     IN WITNESS WHEREOF, I have hereunto set my hand as of March 30, 1999.



                                     /s/ Patricia A. Coburn
                                     ---------------------------------------
                                     Patricia A. Coburn, Assistant Secretary